As filed with the Securities and Exchange Commission on June 16, 2000
                                                         Reg. No. 333-_______
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               CAPCO ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Colorado                                 84-0846529
    (State or Other Jurisdiction of                  (IRS Employer ID No.)
    Incorporation or Organization)


                            2922 E. Chapman, Ste. 202
                            Orange, California 92869
                    (Address of Principal Executive Offices)

                          BUSINESS CONSULTING CONTRACTS
                            (Full Title of the Plans)

                                 Dennis R. Staal
                             Chief Financial Officer
                            2922 E. Chapman, Ste. 202
                            Orange, California 92869
                     (Name and Address of Agent for Service)

                                 (714) 288-8230
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


                                   Proposed          Proposed
   Title of                         Maximum           Maximum        Amount of
Securities to     Amount to be    Offering Price      Aggregate     Registration
be Registered      Registered       Per Share      Offering Price     Fee (1)
-------------------------------------------------------------------------------
Options/Common       500,000         $1.00          $500,000.00       $132.00
Stock

Options/Common       500,000         $1.50          $750,000.00       $198.00
Stock

Common Stock          35,000         $1.00           $35,000.00         $9.24

-------------------------------------------------------------------------------
      Total        1,035,000          N/A          $1,285,000.00      $339.24
-------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.    Plan Information.*

ITEM 2.    Registrant Information and Employee Plan Annual Information.*


















------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to
        Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    Incorporation of Documents by Reference.

     The following  documents  previously filed by Capco Energy,  Inc. (formerly
Alfa  Resources,   Inc.)  (the  "Company")  with  the  Securities  and  Exchange
Commission are incorporated herein by reference:

          (a) The Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1999;

          (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the report described in (a) above;

          (c) The Company's Registration Statement number 2-73529 in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock, and all amendments and reports filed for the purpose of updating that description; and

          (d) All documents subsequently filed by the Company pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


ITEM 4.    Description of Securities.

           Not applicable.


ITEM 5.    Interests of Named Experts and Counsel.

           Not applicable.

ITEM 6.    Indemnification of Directors and Officers.

     Section 7-109-101, et seq., of the Colorado Business Corporation Act generally provides that a Corporation may indemnify its directors, officers, employees, fiduciaries and agents against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the corporation, if such person acted in good faith and reasonably believed that his conduct, in his official capacity, was in the best interests of the corporation, and in all other cases his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director, officer, employee, fiduciary or agent must have no reasonable cause to believe his conduct was unlawful. Under Colorado Law, the corporation may not indemnify a director, officer, employee, fiduciary or agent in connection with a Proceeding by or in the right of the corporation if the director is adjudged liable to the corporation, or in a Proceeding in which the director, officer, employee or agent is adjudged liable for an improper personal benefit.

     The Company's Article of Incorporation and By-Laws provide that the Company shall indemnify its officers and directors to the full extent permitted by the law. The indemnification provisions in the Company's By-Laws are substantially similar to the provisions of Section 7-109-101, et seq. The Company has entered into agreements to provide indemnification for the Company's directors and certain officers consistent with the Company's Articles of Incorporation and By-Laws.


ITEM 7.    Exemption from Registration Claimed.

           Not applicable.

ITEM 8.    Exhibits.

Exhibit
Number                   Title
------                   -----

4.1 Articles of Incorporation of the Company (filed as Exhibit 4 to the Company's Registration Statement number 2-73529, and all amendments and reports filed for the purpose of updating the description of the Articles of Incorporation).

4.2 By-Laws of the Company (filed as Exhibit 5 to the Company's Registration Statement number 2-73529, and all amendments and reports filed for the purpose of updating the description of the By-Laws).

5 Opinion of White & Case LLP, as to the validity of the securities registered hereunder.

10.1       Business Consulting Contract with Marquette Ventures LLC

10.2       Amendment to Business Consulting Contract with Marquette Ventures LLC

10.3       Payment for services agreement with Walton C. Vance

10.4       Payment for services agreement with John R. Aitken

23.1 Consent of White & Case LLP (set forth in the opinion filed as Exhibit 5 to this Registration Statement).

23.2       Consent  of  Glenn,  Burdette, Phillips &  Bryson,  Certified  Public
           Accountants.

23.3       Consent of William G. Lajoie, P.C.


Item 9.    Undertakings.

     The undersigned Registrant hereby undertakes:

     (A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any additional or changed material information on the plan of distribution; provided, however, that paragraphs (A)(1)(i) and
     (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (C) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the city of Orange, State of California on May 17, 2000.


                                            CAPCO ENERGY INC.

                                               /s/ Ilyas M. Chaudhary
                                          By:-------------------------
                                               Ilyas M Chaudhary
                                               President and
                                               Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement was signed by the following persons in the capacities and on the dates indicated.

     Signatures                      Title                       Date
     ----------                      -----                       ----

/s/ Ilyas Chaudhary             Chairman of the Board,         June 15, 2000
--------------------            President and Chief
Ilyas Chaudhary                 Executive Officer
                                (Principal Executive Officer)


/s/ Dennis R. Staal             Chief Financial Officer        June 15, 2000
--------------------            (Principal Financial and
Dennis R. Staal                 Accounting Officer)


/s/ Irwin M. Kaufman            Director                       June 15, 2000
--------------------
Irwin M. Kaufman


/s/ William J. Hickey           Director                       June 15, 2000
---------------------
William J. Hickey

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement                         Description
---------------        -------------------------------

4.1 Articles of Incorporation of the Company (filed as Exhibit 4 to the Company's Registration Statement number 2-73529, and all amendments and reports filed for the purpose of updating the description of the Articles of Incorporation).

4.2 By-Laws of the Company (filed as Exhibit 5 to the Company's Registration Statement number 2-73529, and all amendments and reports filed for the purpose of updating the description of the By-Laws).

5 Opinion of White & Case LLP, as to the validity of the securities registered hereunder.

10.1       Business Consulting Contract with Marquette Ventures LLC

10.2       Amendment to Business Consulting Contract with Marquette Ventures LLC

10.3       Payment for services agreement with Walton C. Vance

10.4       Payment for services agreement with John R. Aitken

23.1 Consent of White & Case LLP (set forth in the opinion filed as Exhibit 5 to this Registration Statement).

23.2       Consent  of  Glenn,  Burdette, Phillips &  Bryson,  Certified  Public
           Accountants.

23.3       Consent of William G. Lajoie, P.C.